Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrants charter

Nuveen Investment Trust
333-03715, 811-07619


On September 23, 2009, under Conformed Submission
Type 497, accession number, 0001193125-09-196525,
a copy of the final prospectus containing a description of the securities of a new series in the Trust was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.

In addition, on November 2, 2009, under Conformed Submission
Type 497, accession number, 0001193125-09-220256,
a copy of the final prospectus containing a description of the securities of two new series in the Trust was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.